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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 29, 2014
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

£	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

£	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

£	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

£	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 29, 2014, Facebook, Inc. (the “Company”) filed a prospectus supplement (“Prospectus Supplement”) to its effective shelf registration statement on Form S-3 (File No. 333-199678) filed with the Securities and Exchange Commission on October 29, 2014. The Company filed the Prospectus Supplement for the purpose of registering for resale up to 162,698,114 shares of the Company’s Class A common stock issued to the former stockholders of WhatsApp Inc. (“WhatsApp”) and certain of their transferees, which shares were originally issued in connection with the Company’s acquisition of WhatsApp on October 6, 2014. The Company is not registering for resale an aggregate of 15,062,555 shares of the Company’s Class A common stock issued in connection with the WhatsApp acquisition which (i) are being held in escrow to satisfy potential indemnification claims, (ii) are subject to vesting conditions that lapse on or after April 6, 2015, or (iii) were withheld by the Company at the closing of the WhatsApp acquisition to satisfy the tax obligations of certain of the former stockholders of WhatsApp.

This Current Report on Form 8-K is being filed solely for the purpose of filing the opinion of Fenwick & West LLP relating to the validity of the shares of Class A common stock set forth in the Prospectus Supplement, which opinion is attached as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: October 29, 2014	By:	/s/ Colin S. Stretch

Name: Colin S. Stretch
Title: Vice President, General Counsel,
and Secretary

EXHIBIT INDEX

Number	Description

5.1	Opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)